NEWS

ImageWare Systems Launches Investor Awareness Program –

  Takes Steps to Complete 2009 and 2010 Financial Audits

San Diego, California – April 26, 2011 – ImageWare® Systems, Inc. (OTCPK: IWSE), a leading developer of identity management solutions, providing biometric, secure credential and law enforcement technologies, has retained Bibicoff + MacInnis, Inc., a full service corporate marketing and strategic planning firm, to increase investment community awareness of the Company.  Bibicoff + MacInnis will launch an investor program and initially concentrate on developing and implementing communications strategies and programs specifically targeting the retail brokerage, institutional and investment banking communities.

“This past year we have made significant progress in our business,” said Jim Miller, chairman and CEO of ImageWare Systems.  “We expect a significant ramp up in revenues beginning mid 2011 and continuing through 2012.  Consequently, we believe that this is the right time for ImageWare to focus on creating liquidity and improving shareholder value.

“Also as part of this important initiative, we are taking the steps necessary to complete the audits for fiscal years 2009 and 2010,” continued Miller.  “Upon completion of the audits, the Company intends to file with the Securities and Exchange Commission all reports required to be filed for the company to be current.  ImageWare’s goal is to once again be a fully reporting company, routinely filing quarterly and annual audited financial results going forward.”

Harvey Bibicoff, CEO of Bibicoff + MacInnis, Inc., said, “We look forward to assisting ImageWare’s re-entry into the reporting system and working to improve its profile with the investment community.  Upgrading its status to that of a fully reporting company is an important first of several steps in improving visibility, liquidity and value for ImageWare’s shareholders.”

Bibicoff added, “ImageWare has a number of features that we believe make it attractive to the investment community, including that it:

•

Is the only US company offering a patented, agnostic,  open-architecture biometric recognition software solution – which works with virtually all existing hardware, software and algorithms,

•

Provides high gross margin (65%+)  software licensing services, and

•

Is the only publicly traded pure play in the large and rapidly growing Biometric Identity Management Software space.”

About ImageWare Systems, Inc.

ImageWare Systems, Inc. is a leading developer of identity management solutions, providing biometric, secure credential and law enforcement technologies.  Scalable for worldwide deployment, the Company's biometric product line includes a multi-biometric engine that is hardware and algorithm independent, enabling the enrollment and management of unlimited population sizes.  ImageWare's identification products are used to manage and issue secure credentials including national IDs, passports, driver licenses, smart cards and access control credentials.  ImageWare's digital booking products provide law enforcement with integrated mug shot, fingerprint livescan and investigative capabilities.  ImageWare is headquartered in San Diego, with offices in Portland, OR, Washington DC and Canada.  For more information visit www.iwsinc.com.

-Continued-

Safe Harbor Statement

This news release may contain forward-looking statements made pursuant to the "safe harbor'' provisions of the Private Securities Litigation Reform Act of 1995.  While these statements are meant to convey to the public ImageWare's progress, business opportunities and growth prospects, readers are cautioned that such forward-looking statements represent management's opinion.  While management believes such representation to be true and accurate based on the information available to ImageWare, actual results may differ materially from those described.  ImageWare's operations and business prospects are always subject to risks and uncertainties.  Readers are also cautioned that ImageWare is delinquent in filing its periodic and other reports required to be filed with the Securities and Exchange Commission.  While ImageWare intends to file such delinquent reports with the Securities and Exchange Commission, until such time, readers may be without sufficient information necessary to evaluate ImageWare, its operational and other risks, business plan, financial condition and results of operations for the periods contained in such delinquent reports.  Important facts may be contained in such delinquent reports that may cause ImageWare’s business prospects and actual results to differ from those set forth in this news release.

Investor Relations Contact

Terri MacInnis, Dir. of Investor Relations

Bibicoff + MacInnis, Inc.

818.379.8500     terri@bibimac.com